SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 10, 2006

PHILLIPS-VAN HEUSEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-07572	13-1166910
(Commission File Number)	(IRS Employer Identification Number)

200 Madison Avenue, New York, New York 10016
(Address of Principal Executive Offices)

Registrant’s telephone number (212)-381-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

 Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Phillips-Van Heusen Corporation (the “Company”) is a party to an Investors’ Rights Agreement, dated as of February 12, 2003 (as amended), with certain private equity funds of  which Apax Partners Europe Managers Limited is the discretionary investment manager and Apax Europe V GP Co. Limited is the general partner (the “Apax Affiliates”).   Pursuant to the Investors’ Rights Agreement, the Apax Affiliates, which had previously announced that they or affiliates of theirs would acquire Tommy Hilfiger Corporation, agreed to cause Christian Näther, the Apax Affiliates’ sole remaining director sitting on the Company’s Board of Directors, to resign on or before the closing of that transaction.  The transaction was closed on May 10, 2006, and Mr. Näther resigned as a director of the Company, and all board committees on which he served, effective that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS-VAN HEUSEN CORPORATION

By:	/s/ Mark D. Fischer
Mark D. Fischer, Vice President

Date:   May 15, 2006